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                                                                    EXHIBIT 99.3

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[AURORA BIOSCIENCES CORPORATION LOGO]                            [PANVERA CORPORATION LOGO]

AURORA BIOSCIENCES CORPORATION                                   PANVERA CORPORATION
CONTACT: DOUG FARRELL                                            CONTACT: RALPH KAUTEN
SENIOR DIRECTOR, INVESTOR RELATIONS &                            PRESIDENT
  CORPORATE COMMUNICATIONS

11010 TORREYANA ROAD                                             545 SCIENCE DRIVE
SAN DIEGO, CA 92121                                              MADISON, WI 53711

E-mail: ir@aurorabio.com                Phone: (858) 404-6767    E-mail: ralphk@panvera.com           Phone: (608) 233-9450
Website: http://www.aurorabio.com       Fax: (858) 404-6714      Website: http://www.panvera.com      Fax: (608) 233-3007
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                    AURORA BIOSCIENCES TO MERGE WITH PANVERA

    - EXPANDS DRUG DISCOVERY CAPABILITIES AND STRENGTHENS PRODUCT PIPELINE -

SAN DIEGO (NOVEMBER 17, 2000) -- Aurora Biosciences(TM) Corporation (Nasdaq:
ABSC) and PanVera Corporation today announced that they have entered into a definitive merger agreement under which Aurora will acquire PanVera, a biotechnology company engaged in manufacturing and marketing protein drug targets and drug screening assays for high-throughput screening.

PanVera Corporation is a recognized leader in the development of products and technologies that allow pharmaceutical companies to work with recombinant proteins in their drug discovery programs. PanVera has produced hundreds of recombinant proteins for commercial sale focusing on protein families that are of broad interest from a therapeutic perspective, including nuclear receptors, protein kinases, and drug metabolizing enzymes.

Under the terms of the merger agreement, Aurora will acquire all of PanVera's outstanding common stock in a tax-free, stock for stock transaction, which will be accounted for using the pooling-of-interests method. PanVera stockholders will receive approximately 1.34 shares of Aurora common stock for each share of PanVera common stock. Aurora will issue a total of 1,900,000 shares of Aurora common stock to the security holders of PanVera in the merger.

Aurora believes that PanVera's future revenue growth rate will be at least in line with Aurora's future growth rate, based on Wall Street forecasts for Aurora's revenues. Aurora expects the transaction to be accretive in 2001.

"The acquisition of PanVera is strategically important for Aurora in several ways," said Stuart J.M. Collinson, Ph.D., Aurora's chairman, chief executive officer and president. "First, as a result of this transaction, PanVera's people and know-how will substantially broaden and extend our ability to provide innovative solutions for protein drug targets. Second, this combination will establish a strong sales and marketing infrastructure to commercialize our proprietary bioassay technologies. Third, PanVera's expertise in protein expression and purification will provide protein drug targets that are an important component of the Big Biology(TM) program, Aurora's target-based drug discovery initiative."

"The combination of PanVera's protein production capabilities and Aurora's discovery platforms will enable us to more efficiently prosecute important drug targets," stated Paul A. Negulescu, Ph.D., senior vice president, discovery biology. "PanVera's protein science productivity addresses the growing need for functional proteins for structural proteomics. Aurora's ultra-high throughput screening system


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Page 2                                                Aurora Biosciences/PanVera
November 17, 2000


(UHTSS(R) Platform) and our Big Biology(TM) initiative will also help unlock the value of PanVera's capabilities and assets."

"PanVera has built a thriving business on its recombinant protein and assay development capabilities, but we believe that critical mass and breadth of technologies are essential to achieve our full potential," stated Ralph Kauten, PanVera's chairman and president. "The merger of PanVera and Aurora creates a potent drug discovery engine that is poised to capitalize on post-genomic opportunities."

PanVera's customers include leading pharmaceutical, biotech and academic institutions. PanVera's revenues have grown from $3.4 million in fiscal year 1996 to $11.4 million in the fiscal year 2000.

PanVera financial summary
(Fiscal years ended September 30, figures in $ millions)

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                                      2000       1999      1998      1997       1996
Revenue                              $11.4       $7.8      $7.0      $4.9       $3.4
Net income (loss) before taxes         0.9        0.0       0.6       0.2       (0.1)

Total operating expenses              10.5        7.8       3.0       1.9        1.6
  R&D expenses                         1.8        1.3       1.1       0.8        0.7
Cash and cash investments              5.8        7.1       0.9       1.3        1.5
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The merger has been unanimously approved by the board of directors of both companies. This transaction is subject to regulatory approvals, approval by
PanVera stockholders and customary closing conditions, and is expected to close in the first quarter of 2001.

Aurora will host a conference call on Friday, November 17, 2000 at 11:00 am (Pacific Time).

Dial-in information:
Domestic:       800-457-0184
International:  775-785-1944
Access code:    564956

Aurora designs, develops and commercializes advanced drug discovery technologies, services and systems to accelerate the discovery of new medicines. Aurora's core technologies include a broad portfolio of proprietary fluorescence assay technologies, including its GeneBLAzer(TM) and VIPR(TM) technologies, its functional genomics GenomeScreen(TM) program, its automated master compound store, the AMCS, and its ultra-high throughput screening system (UHTSS(R) Platform) and subsystems to miniaturize and automate drug screening and profiling assays derived from those technologies. Aurora's technologies have been commercially validated by over 15 major life sciences companies and research organizations, including American Home Products, Bristol-Myers Squibb Co., Ceres, Inc., Cystic Fibrosis Foundation, Eli Lilly & Co., Families of SMA, Glaxo Wellcome, Genentech, Inc., Hereditary Disease Foundation, Johnson & Johnson, Merck & Co., Inc., NV Organon Laboratories, Pfizer, Inc., and Senomyx, Inc., in the form of commercialization agreements for discovery services, licenses or systems. For additional information on Aurora's services and products, please contact Sales and Marketing via email at marcom@aurorabio.com.

PanVera Corporation, established in 1992 in Madison, Wisconsin, is an international leader in the development of products and technologies that allow pharmaceutical companies to select and develop new drugs more rapidly and cost-effectively. PanVera has produced hundreds of recombinant proteins for commercial sale focusing on protein families that are of broad interest from a therapeutic perspective, including nuclear receptors, protein kinases and drug metabolizing enzymes. In addition to recombinant proteins, PanVera provides CoreHTS(TM) fluorescence polarization-based assays for high-throughput
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Page 3                                                Aurora Biosciences/PanVera
November 17, 2000


screening, and contract services in protein manufacturing, assay development and drug metabolite production. For additional corporate information, visit the PanVera website at http://www.panvera.com

In connection with the transaction, Aurora will file a registration statement on Form S-4 with the SEC. Investors and security holders are advised to read the registration statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the registration statement filed by Aurora with the SEC at the SEC's website at http://www.sec.gov. Free copies of the registration statement (when available) and other documents filed by Aurora with the SEC may be obtained from Aurora by directing a request to Aurora Biosciences Corporation, 11010 Torreyana Road, San Diego, California 92121, Attention: Doug Farrell (858) 404-6767.

PanVera, its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitations of proxies of PanVera's stockholders to adopt the merger agreement providing for Aurora's acquisition of PanVera. These persons may have an interest in the transaction, including as a result of holding shares or options of PanVera.

The forward-looking statements in this communication include statements about future financial and operating results and the proposed merger, which involve a high degree of technological and competitive risks and uncertainties. Such statements are only predictions and Aurora's actual events or results may differ materially from those projected in such forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for governmental approvals for the merger; failure of the PanVera stockholders to approve the merger; the risk that the Aurora and PanVera businesses will not be integrated successfully; the costs related to the merger; and other economic, business, competitive and/or regulatory factors affecting Aurora's and PanVera's businesses generally, including risks associated with Aurora's new and uncertain technology, dependence on pharmaceutical and biotechnology collaborations, and the development or availability of competing systems. These factors and others are more fully described in Aurora's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, and subsequent Forms 10-Q, as filed with the Securities and Exchange Commission. Aurora assumes no obligation to update any forward-looking statements. For additional corporate information, visit the Aurora website at http://www.aurorabio.com.

Big Biology(TM), GeneBLAzer(TM), GenomeScreen(TM), UHTSS(R) and VIPR(TM) are trademarks of Aurora Biosciences Corporation.